[STAMP: FILED IN THE OFFICE
 OF THE SECRETARY OF STATE OF THE
    STATE OF NEVADA

      FEB 03 1997
     No C10251-95

DEAN HELLER, SECRETARY OF STATE]


                   RESTATED ARTICLES OF INCORPORATION
                                  OF
              RENAISSANCE DESIGNER GALLERY PRODUCTS, INC.

     FIRST:     The name of the corporation is Renaissance Designer Gallery
Products, Inc.

     SECOND:     The principal office of the corporation in the State of
Nevada is located at 4041 E. Sunset Road, Henderson, Nevada 89014. The name and address of its resident agent is Herman L. Waldman, Esquire, 4041 E. Sunset Road, Henderson, Nevada 89014.

     THIRD:     The Corporation may engage in any lawful act, activity and/or business for which corporations may be organized under the General Corporation Laws of the State of Nevada.

     FOURTH:     The aggregate number of shares which this corporation is
authorized to issue in five hundred and ten million (510,000,000) divided into ten million (10,000,000) Preferred Shares of the par value of One Cent ($0.01) per share, and five hundred million (500,000,000) Common Shares with a par value of One Cent ($0.01) per share..

     The preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the shares of each class are as follows:

     A.     Provisions relating to the Preferred Shares:

          1. The Preferred Shares may be issued from time to time in one or more classes or series, the shares of each class or series to have such designations and powers, preferences and rights, and qualifications, limitation and restrictions thereof as are stated and expressed herein and in the resolution or resolutions providing for the issue of such class or series adopted by the Board of Directors as hereafter provided.

          2. Authority is hereby expressly granted to and vested in the Board of Directors to authorize the issuance of the Preferred Shares from time to time in one or more class or series, and with respect to each class or series of the Preferred Shares, to fix and state by the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

               (i) Whether or not the class or series is to have voting rights, full or limited, or is to be without voting powers; provided, in no event shall a single share of a class or series be entitled to more than one vote on each matter it is entitled to vote upon;

               (ii) The number of shares to constitute the class or series and the designations thereof;

               (iii) The preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to any class or series;

               (iv) Whether or not the shares of any class or series shall be redeemable and if redeemable the redemption price or prices, and the time or times at which, and the terms and conditions upon which such shares shall be redeemable and the manner of redemption;

               (v) Whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and if such retirement or sinking fund or funds be established, the annual amount thereof and the terms and provisions relative to the operations thereof;

               (vi) The dividend rate, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of the dividends payable on any other class or classes or series of stock whether or not such dividend shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate,

               (vii) The preferences, if any, and the amounts thereof which the holders of any series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the corporation;

               (viii) Whether or not the shares of any class or series shall be convertible into, or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of stock of the corporation and the conversion price or prices or ratio or ratios of the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

               (ix) Such other special rights and protective provisions with respect to any class or series as may to the Board of Directors seem advisable.

     The shares of each class or series of the Preferred Shares may vary from the shares of any other class and series thereof in any or all of the foregoing respects. Unless otherwise provided in any such resolution or resolutions, the number of shares of any class or series of the Preferred shares set forth in such resolution or resolutions may by the Board of Directors from time to time be increased or decreased (but not below the number of shares thereof then outstanding).

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     B.     Provisions relating to the Common Shares.

     Subject to the provisions of law and the Preferred Shares, dividends may be paid on the Common Shares of the Corporation at such time and in such amounts as the Board of Directors may deem advisable. Each Common Share shall be entitled to one vote on each matter submitted to a vote at a meeting of shares.

     C.     General.

               (i) Subject to the provisions of law and the foregoing provisions of these Restated Articles of Incorporation, the Corporation may issue shares of its Preferred Shares or Common Shares from time to time for such consideration (not less than the par value or stated value thereof) as may be fixed by the Board of Directors which is expressly authorized to fix the same in its absolute and uncontrolled discretion subject to the foregoing conditions. Shares so issued for which the consideration has been paid or delivered to the Corporation shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon and the holders of such shares shall not be liable for any further payments in respect of such shares.

               (ii) No stockholder of this Corporation shall have by reason of the holding of shares of any class or series of stock of this Corporation, any preemptive or preferential rights to purchase or subscribe for any other shares of any class or series of this Corporation now or hereafter to be authorized, and any other equity securities, or any notes, debentures, warrants, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities, would adversely affect the dividend or voting rights of such stockholder.

               (iii) Cumulative voting by any shareholder is hereby expressly denied.

     FIFTH:     Except for the initial member of the Board, the members of the governing board shall be styled directors and the number of directors of the Corporation shall not be less than three (3) nor more than fifteen (15), and within that minimum and maximum shall be such number as shall be from time to time specified by resolution of at least two-thirds of the board of directors; provided, however, no director's term shall be shortened by reason of a resolution reducing the number of directors.

     The names and post office addresses of the initial Board of Directors, which shall consist of one (1) member, is as follows:

     Michael C. Cooper
     2635 NW 86th Street
     Topeka, Kansas 66618

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

     SIXTH:     The name and post office address of the incorporator signing the Articles of Incorporation is:

     Michael C. Cooper
     2635 NW 86th Street
     Topeka, Kansas 66618

     SEVENTH:     The Corporation shall have perpetual existence.

     EIGHTH:     A. The Board of Directors is expressly authorized to make, alter or amend the By-Laws of the Corporation.

     B. Authority is hereby expressly granted to and vested in the Board of Directors to issue notes, bonds, debentures, warrants and other obligations of the Corporation convertible into stock of such class, or bearing such warrants or other evidence of optional rights to purchase and/or subscribe to stock of such class and issued and convertible upon such terms and conditions and in such manner as may be fixed and stated by the resolution or resolutions from time to time adopted providing for the issuance thereof.

     C. The Corporation reserves the rights to amend, alter, change or repeal any provision contained in the Restated Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred by stockholders herein are created subject to this reservation.

     D. The Board of Directors shall be authorized to exercise all such powers and do all such things and acts as may be exercised or done by the Corporation subject to the provisions of the laws of the State of Nevada, of this Certificate of Incorporation and of the By-Laws of the Corporation.

     NINTH:     No contract or other transaction between the Corporation and any other corporation and no other act of the Corporation shall, in the absence of fraud, be invalidated or in any way affected by the fact that any of the stockholders, directors or officers of the Corporation are pecuniarily or otherwise interested in such contract, transaction, or other act, or are stockholders, directors or officers of such corporation. Any stockholder, director or officer of the corporation, individually, or any firm or association of which any such stockholder, director or officer may be a member, may be a party to, or may be pecuniarily or otherwise interest in, any contract or transaction of the Corporation, provided that the fact that he individually or such firm or association is so interested shall be disclosed or shall have been known to the Board of Directors or a majority of such members thereof as shall be present at any meeting of the Board of Directors at which action upon any such contract or transaction shall be taken; and any director of the Corporation who is a stockholder, director or officer of such other corporation or who is so interested may be counted in determining the existence of a quorum at any meeting of the Board of Directors which shall authorize any such contract or transaction and may vote thereat to authorize any such contract or transaction with like force and effect as if he were not such stockholder, director or officer of such other corporation or not so interested; every stockholder, director or officer of the Corporation being hereby relieved from any disability which might otherwise prevent him from carrying out transactions with or contracting with the Corporation for the benefit of himself or any firm or corporation, association, trust or organization in which or with which he may be in anyway interest or connected.

     TENTH:     A. The Corporation shall have power to indemnify any person who was or is a party or is threatened to made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney fees), judgments, fines, and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceedings had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, or conviction, or on plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Corporation, and with respect to any criminal action or proceeding had reasonable cause to believe that his conduct was unlawful.

     B. The Corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, agent or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation and except that no indemnification shall be made in respect to any claim, issue or manner as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suite was brought shall determine upon application that despite the adjudication of liabilities but in view of all the circumstances of the case, such persons is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     C. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections A and B, or in defense of any claim, issue or matter therein he shall be indemnified against expenses (including attorney fees) actually and reasonably incurred by him in connection therewith.

     D. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors.

     E. The indemnification provided by this section shall not be deemed exclusive of any other right to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to his action in other capacities while holding such office and shall continue as to a person who has ceased to be a director, officer, trustee, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     F. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this section.

ELEVENTH:

     A. Eighty Percent Vote Required for Certain Transactions. Notwithstanding any other provision of these Articles of Incorporation, and subject to the exceptions provided in Paragraph D of this Article ELEVENTH, the types of transactions described in Paragraph C of this Article ELEVENTH shall require the affirmative vote or consent of eighty percent (80%) of the outstanding shares of each class of stock of the Corporation normally entitled to vote in elections of directors, voting for the purposes of this Article ELEVENTH as separate classes, when a Major Stockholder (as defined in Paragraph B of this Article ELEVENTH) is a party to the transaction. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of the stock of the Corporation otherwise required by law or by the terms of any class or series of preferred stock, whether now or hereafter authorized, or any agreement between the Corporation and any national securities exchange.

     B. "Major Stockholder" Defined. The term "Major Stockholder" shall mean any corporation, person or other entity which is the beneficial owner, directly or indirectly, of more than ten percent (10%) of the outstanding shares of stock of the Corporation normally entitled to vote in elections of directors, considered for the purposes of this definition as one class, and shall include any affiliate or associate, as such terms are defined in clause (ii) below, of a Major Stockholder. For the purposes of this Article ELEVENTH, (a) any corporation, person or other entity shall be deemed to be the beneficial owner of any shares of stock of the Corporation (i) which it has the right to acquire pursuant to any agreement or upon exercise of conversion rights or warrants, or otherwise (but excluding stock options granted by the Corporation), or (ii) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clause
(i) above), by any other corporation, person or entity with which it or its "affiliate" or "associate" (as defined below) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of stock of the Corporation, or which is its "affiliate" or "associate" as those terms are defined in Rule

12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect on December, 1976, and (b) the outstanding shares of any class of stock of the Corporation shall include shares deemed owned through application of clauses (i) and (ii) above but shall not include any other shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights or warrants, or otherwise.

     C. Transactions Covered. This Article ELEVENTH shall apply to the following transactions:

          (i) The merger or consolidation of the Corporation or any subsidiary of the Corporation with or into any Major Stockholder;

          (ii) The issuance of any securities of the Corporation to a Major Stockholder for cash;

          (iii) The sale, lease or exchange of all or any substantial part of the assets of the Corporation to any Major Stockholder (except assets having an aggregate fair market value of less than $1,000,000, aggregating for the purpose of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period);

          (iv) The sale, lease or exchange to the Corporation or any subsidiary thereof, in exchange for securities of the Corporation, of any assets of any Major Stockholder (except assets having an aggregate fair market value of less than $1,000,000, aggregating for the purpose of such computation all assets sold, leased or exchanged in any series of similar transactions with a twelve-month period);

          (v) A loan from the Corporation or any subsidiary thereof to a Major Stockholder or a guaranty by the Corporation or any subsidiary of any obligation of a major Stockholder; and

          (vi) The use of any assets of the Corporation or any subsidiary thereof as collateral or compensating balances, directly or indirectly, for any obligation of a Major Stockholder.

     D. Transactions Not Covered. The provision of this Article ELEVENTH shall not be applicable to (i) any of the transactions described in Paragraph C of this Article ELEVENTH if the Board of Directors of the Corporation shall by resolution having approved a memorandum of understanding with such Major Stockholder with respect to and substantially consistent with such transaction, or (ii) any such transaction with any corporation of which a majority of the outstanding shares of all classes of stock normally entitled to vote in elections of directors is owned of record or beneficially by the Corporation and its subsidiaries.

     E. Board of Directors Determination Conclusive. The Board of Directors shall have the power and duty to determine for the purposes of this Article ELEVENTH, on the basis of information

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
known to the Corporation, whether (i) a corporation, person or entity beneficially owns more than ten percent (10%) of the outstanding shares of stock of the Corporation normally entitled to vote in elections of directors,
(ii) a corporation, person or entity is an "affiliate" or "associate" (as defined above) of another, (iii) the assets being acquired or leased to or by the Corporation, or any subsidiary thereof, have an aggregate fair market value of less than $1,000,000, and (iv) the memorandum of understanding referred to in Paragraph D hereof is substantially consistent with the transaction covered thereby. Any such determination shall be conclusive and binding for all purposes of this Article ELEVENTH.

     F. Amendment by Eighty Percent Vote. No amendment to the Articles of Incorporation of the Corporation shall amend, alter, change or repeal any of the provision of this Article ELEVENTH, unless the amendment effecting such amendment, alteration, change or repeal shall receive the affirmative vote or consent of eighty percent (80%) of the outstanding shares of each class of stock of the Corporation normally entitled to vote in elections of directors, voting for the purposes of this Article ELEVENTH as separate classes. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of the stock of the Corporation otherwise required by law or by the terms of any class or series of preferred stock, whether now or hereafter authorized, or any agreement between the Corporation and any national securities exchange.

     IN WITNESS WHEREOF, these Restated Articles of Incorporation were approved by a majority of the stockholders of the Corporation upon a Resolution of the Board of Directors at a duly held meeting therefor on the 10th day September, 1996.


                           /s/ Melvin G. McCall
                         -------------------------------
                         Melvin G. McCall, President


                           /s/ Michael C. Cooper
                         -------------------------------
                         Michael C. Cooper, Secretary



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STATE OF KANSAS   )
                  )
COUNTY OF SHAWNEE )
          -------

     Now on the 26th day of December, 1996, appeared before me Melvin G. McCall, President of Renaissance Designer Gallery Products, Inc., and has executed the foregoing Restated Articles of Incorporation.


                             /s/ Sheryl S. Tasker
                         -------------------------------
                         Notary Public


                         [SEAL]
My Commission Expires:

    Aug 13, 2000
----------------------


STATE OF KANSAS   )
                  )
COUNTY OF SHAWNEE )
          -------


     Now on the 26th day of December, 1996, appeared before me Michael C. Cooper, Secretary of Renaissance Designer Gallery Products, Inc., and has executed the foregoing Restated Articles of Incorporation.



                             /s/ Sheryl S. Tasker
                         -------------------------------
                         Notary Public


                         [SEAL]
My Commission Expires:

    Aug 13, 2000
----------------------




                                        9

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  THIS FORM SHOULD ACCOMPANY RESTATED ARTICLES (PURSUANT TO NRS 78.403 (b))
               OF INCORPORATION FOR A NEVADA CORPORATION

1.  Name of corporation      Renaissance Designer Gallery Products, Inc.
                        -------------------------------------------------------

2.  Date of adoption of Amended and Restated Articles    September 10, 1996
                                                      -------------------------

3.  If the articles were amended, please indicate what changes have been made:
    (a) Was there a name change?   Yes ___   No _X_   If yes, what is the
        new name?
    (b) Did you change the resident agent? Yes ___   No _X_   If yes, please
        indicate the new resident agent and address.

        -----------------------------------------------------------------------

        -----------------------------------------------------------------------
        Please attach the resident agent acceptance certificate.
    (c) Did you change the purposes?   Yes ___   No _X_
        Did you add Banking? ___   Gaming? ___   Insurance? ___
        None of these? ___
    (d) Did you change the capital stock?   Yes _X_   No ___   If yes, what is
        the new capital stock?
        510,000,000 Shares consisting of 10,000,000 of preferred at $.01 par value and 500,000,000 common shares of $.01 par value
        -----------------------------------------------------------------------
    (e) Did you change the directors?   Yes ___   No _X_   If yes, indicate
        the change:

        -----------------------------------------------------------------------
    (f) Did you add the directors liability provision?   Yes _X_   No ___
    (g) Did you change the period of existence?   Yes ___   No _X_   If yes,
        what is the new existence?

        -----------------------------------------------------------------------
    (h) If none of the above apply, and you have amended or modified the articles, how did you change your articles?

        -----------------------------------------------------------------------

        -----------------------------------------------------------------------

        -----------------------------------------------------------------------



   /s/ Melvin G. McCall         President                        12/26/96
-------------------------------------------------------     -------------------
            Name and Title of Officer                              Date
Melvin G. McCall, President


State of   KANSAS            )
         ---------------     )
                             )
County of    Shawnee         )
         ---------------     )

     On ____DEC_26,_1996____, personally appeared before me, a Notary Public, _________Melvin_ G._McCall,_President______________________, who acknowledged that he/she executed the above instrument.


     [SEAL]                                     Sheryl S. Tasker
(NOTARY STAMP OR SEAL)                       ----------------------------------
                                                Notary Public